                                                                    EXHIBIT 99.1


           INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES OF
                  THE IMAX CORPORATION 401(k) RETIREMENT PLAN



                                                                            Page

Report of Independent Registered Public Accounting Firm                        5

Financial Statements:
     Statement of net assets available for benefits as of
       December 31, 2004 and 2003                                              6
     Statement of changes in net assets available for benefits for the
       years ended December 31, 2004 and 2003                                  7
     Notes to financial statements                                          8-14

Additional Information:
     Schedule of Assets (Held At End Of Year) as of
       December 31, 2004                                                      15
     Schedule of Delinquent Participant Contributions for the year ended
         December 31, 2004                                                    16

             Report of Independent Registered Public Accounting Firm


To the Participants and Administrator of IMAX Corporation 401(k) Retirement Plan

We have audited the accompanying statements of net assets available for benefits of IMAX Corporation 401(k) Retirement Plan (the "Plan") at December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated October 1, 2004, we were unable to, and did not, express an opinion on the statement of net assets available for benefits as of December 31, 2003 and the related statement of changes in net assets available for benefits for the year ended December 31, 2003 because, at the instruction of the plan administrator, we did not perform any auditing procedures with respect to the information summarized in Note 3 to those financial statements. The plan administrator has now instructed us to perform, and we did perform, an audit of the statement of net assets available for benefits at December 31, 2003 and statement of changes in net assets available for benefits for the year then ended in accordance with the standards of the Public Company Accounting Oversight Board (United States). Accordingly, we are now able to express an opinion on the statement of net assets available for benefits and statement of changes in net assets available for benefits at December 31, 2003.

In our opinion, the financial statements referred in the first paragraph of this report present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and December 31, 2003, and changes in the net assets available for benefits for the year ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets (Held at End of Year) and Schedule of Delinquent Participant Contributions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of Management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Buffalo, New York
February 28, 2006

IMAX CORPORATION 401(K) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                         2004            2003
                                                     ------------    -------------
ASSETS
Investments at fair value:
     Interest-bearing cash                          $         980    $     527,648
     Common collective trust                            1,595,468               --
     Mutual funds                                       5,612,463        6,141,052
     Participant loans                                     48,002           60,652
                                                     ------------    -------------
        Total investments                               7,256,913        6,729,352
                                                     ------------    -------------
Contributions receivable:
    Participant                                            33,267           21,471
    Employer                                                7,577            3,456
    Other (Note 7)                                          2,805               --
                                                     ------------    -------------
         Total receivables                                 43,649           24,927
                                                     ------------    -------------
         Total assets                                $  7,300,562    $   6,754,279
                                                     ------------    -------------

LIABILITIES
Excess contributions payable to participants         $     23,797    $          --
Accounts payable                                               50            2,482
                                                     ------------    -------------
         Total liabilities                                 23,847            2,482
                                                     ------------    -------------
Net assets available for benefits                    $  7,276,715    $   6,751,797
                                                     ============    =============


   The accompanying notes are an integral part of these financial statements.

IMAX CORPORATION 401(k) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                                   2004           2003
                                                               -----------     -----------
INVESTMENT INCOME
   Net appreciation in fair value of investments (Note 3)      $   456,656     $ 1,286,781
   Interest and dividends                                          162,133          55,047

CONTRIBUTIONS
   Employer's                                                      131,330         113,156
   Participants'                                                   525,519         467,221
                                                               -----------     -----------
       Total contributions                                         656,849         580,377
                                                               -----------     -----------
       Total additions                                           1,275,638       1,922,205
                                                               -----------     -----------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO
   Benefits paid to participants                                   749,971         217,162
   Administrative expenses                                             749             378
                                                               -----------     -----------
       Total deductions                                            750,720         217,540
                                                               -----------     -----------
Net increase in net assets available for benefits                  524,918       1,704,665
                                                               -----------     -----------
Net assets available for benefits
  Beginning of year                                              6,751,797       5,047,132
                                                               -----------     -----------
  End of year                                                  $ 7,276,715     $ 6,751,797
                                                               ===========     ===========


   The accompanying notes are an integral part of these financial statements.

IMAX CORPORATION 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

1.     DESCRIPTION OF THE PLAN
       The following brief description of the IMAX Corporation 401(k) Retirement Plan (the "Plan") is provided for general information purposes only. For a more complete description of the Plan's provisions, participants should refer to the Plan agreement.

       GENERAL
       The Plan was established by IMAX Corporation (the "Company") effective January 1, 1993. The Plan is a defined contribution retirement plan covering all eligible employees of the Company who are not covered by a collective bargaining agreement, and is subject to the provisions of the Employee Retirement Income Security Act ("ERISA") of 1974 and the Internal Revenue Code.

       Effective July 1, 2004, the Plan transferred all of the recordkeeping responsibilities from Fidelity Investments Institutional Operations Company, Inc. to ABN AMRO Trust Service Company and transferred all plan assets to ABN ARMO Trust Service Company, which replaced Fidelity Management Trust Company ("Fidelity") as the Plan's trustee and custodian (the "Trustee").

       On July 1, 2004, participant investments balances were automatically transferred to investments with similar goals as shown below:

            PRIOR INVESTMENT                         NEW INVESTMENT
       ----------------------------------      -----------------------------------
           (liquidated 6/30/2004)                    (invested 7/1/2004)
       Fidelity Prime                          ABN AMRO Income Plus
       Fidelity Adv Gov Invt T.                PIMCO Real Return A
       Fidelity Adv Short F/I T                ABN AMRO Investment Grade Bond N
       Fidelity Adv High Inc T                 Pioneer High Yield A
       Fidelity Adv Strat Inc T                T. Rowe Price Spectrum Inc.
       Janus Adviser Balanced I                ABN AMRO Balanced N
       Fidelity Adv Growth Opportunity T       Calvert Social Investment Equity A
       Fidelity Adv Growth & Income T          Calvert Social Investment Equity A
       Dreyfus Basic S&P 500 St                ABN AMRO S&P 500 Index
       VanKampen Emerging Growth A             ABN AMRO Growth N
       Fidelity Adv Equity Growth T            ABN AMRO Growth N
       RS Emerging Growth                      Columbia Acorn A
       Janus Advisor Worldwide I               Mutual Discovery R
       Fidelity Adv Overseas T                 MFS Research International A

       Although the Company has not expressed any intent to do so, in the event the Plan is terminated, each participant shall be entitled to receive any amounts then credited to their account, after payment of all expenses and proportional adjustments of participants' accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination.

       ELIGIBILITY
       Employees of the Company are eligible to participate in the Plan after completing one year and at least 1,000 hours of service and are twenty-one years of age.


   The accompanying notes are an integral part of these financial statements.

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------

       CONTRIBUTIONS
       The Plan allows participants to contribute an amount up to 60% of their annual compensation, not to exceed the ceiling imposed by the Internal Revenue Service of $13,000 for 2004 and $12,000 for 2003, as prescribed by the Plan Agreement. A participant who has attained age 50 before the close of the respective Plan year, is eligible to make unmatched catch-up contributions up to a maximum of $3,000 for 2004 ($2,000 for 2003), increasing by $1,000 each year up to $5,000 in 2006. The Company will match 100% of the participants' contributions, not to exceed 2% of their total compensation. Additionally, profit sharing amounts may be contributed at the option of the Company's Board of Directors. No profit sharing contributions were made for the Plan year ended December 31, 2004 and 2003.

       VESTING
       Participants are vested immediately in their contributions plus actual earnings thereon. Vesting in the employer contribution portion of their accounts is based on years of continuous service as follows:


                       Years of Service Percentage               VESTING
                       ---------------------------               -------
                              Less than 1                            0%
                                   1                                25%
                                   2                                50%
                               3 or more                           100%


       Participants will be immediately vested upon the occurrence of certain events such as reaching normal retirement age, reaching early retirement age and completing 5 years of vesting service, becoming disabled and upon death.

       PARTICIPANT ACCOUNTS
       Separate accounts are maintained for each Plan participant. Participants may direct the investment of their contributions in 1% increments in any of several investments fund alternatives, which include mutual funds, a common trust fund and the IMAX stock fund.

       Participants may, in accordance with the rules of the Plan, transfer existing balances among the available investments funds, and/or redirect their current contributions into different funds, daily. A participant may increase or decrease, at any time, the percentage of salary reduction elected, effective the first day of each payroll period. Contributions may be suspended at any time.

       Each participant's account is credited with the participant's and the Company's contributions and investment earnings, and charged with investment losses. The benefit to which a participant is entitled is equal to the amount of the participant's vested account balance.

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------

       PARTICIPANT LOANS
       Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balance, whichever is less. The loans are collateralized by the balance in the participant's account and bear interest at rates commensurate with local prevailing rates as determined annually by the plan administrator. The interest rates on loans outstanding at December 31, 2004 and 2003 ranged from 5.0% to 5.75%.

       BENEFIT PROVISIONS
       Normal retirement age is 65, at which time participants are entitled to 100% of their account balance. Vested amounts are distributable upon termination, death, undue financial hardship or the termination of the Plan.

       FORFEITURES
       Participants not fully vested in employer contributions upon termination of employment forfeit their non-vested balances when they incur a forfeiture break in service. A forfeiture break in service is a period of five consecutive vesting service periods in which a participant completes fewer than a minimum number of hours, as defined by the Plan, in each vesting service period comprising the five-year period. The forfeitures are retained in the Plan and are used to reduce future employer contributions payable under the Plan. At December 31, 2004 and 2003, unallocated forfeited non-vested accounts totaled $5,051 and $5,629, respectively. During 2004 and 2003, $11,247 and $5,183 of forfeited unallocated assets were used to reduce employer contributions, respectively.

       ADMINISTRATIVE EXPENSES
       Administrative expenses incurred in connection with the administration of the Plan are generally paid for by the Company. Other administrative expenses incurred related to specific transactions requested by participants and are paid for out of the respective participant accounts. The total amount of administrative expenses paid by plan participants as of December 31, 2004 and 2003 was $749 and $378, respectively.

       CHANGES IN THE PLAN
       On March 6, 2003, the Plan was amended to remove the joint and (at least) 50% survivor annuity distribution option. The Plan was also amended to change the procedure for loans and/or withdrawals from being pre-approved to being sponsor-approved. Additionally, the Plan was amended to be in compliance with the GUST legislation.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING
       The accounts of the Plan are maintained on the accrual basis of accounting.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

       BENEFIT PAYMENTS
       Benefits are recorded when paid.

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------

       INVESTMENT VALUATION AND INCOME RECOGNITION
       Investments are reported a fair value. Investments in mutual funds are valued at the net asset value of shares held at the end of the Plan year. Investments in common collective trust fund are valued at the net asset value based on the last reported sales price of the underlying investments held. Interest-bearing cash includes money market accounts valued at the net asset value of shares held by the Plan at year-end.

       Loans to participants are valued at cost, plus accrued interest which approximates fair value.

       Investment income of the mutual funds and the common collective trust fund are allocated to participants based on their proportionate share of the net assets of the respective investment fund. Purchases and sales of securities are reflected on a trade-date basis. Dividend income is recorded on the ex-dividend date.

       RISK AND UNCERTAINTY
       Investments are exposed to various risks, such as interest rate and market risk. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risk in the near term could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------

3.     INVESTMENTS
       On December 31, the following presents investments that represent 5% or more of the Plan's net assets:

                                                        2004              2003
                                                   ------------     --------------
       ABN AMRO Income Plus                        $    737,156      $      *
       ABN AMRO S&P 500 Index                           858,312             *
       ABN AMRO Balanced N                              642,240             *
       ABN AMRO Growth N                              1,610,480             *
       Calvert Social Investment Equity A               678,001             *
       Evergreen Special Values                         379,458             *
       MFS Research International A                     720,655             *
       Dreyfus S&P 500 Index Fund                        *                818,613
       VK Emerging Growth A                              *                337,547
       Janus Aspen Balanced Portfolio                    *                615,365
       Fidelity Prime Fund                               *                527,648
       Fidelity Advisor Growth Opportunities Fund        *                385,077
       Fidelity Advisor Value Strategies Fund            *                476,472
       Fidelity Advisor Overseas Fund                    *                609,552
       Fidelity Advisor Equity Growth Fund               *              1,456,740

       Fund balances identified as * above did not meet the 5 percent threshold at the respective year end.

       The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in fair value of investments, which consists of the realized gains and losses from the sale of investments and the unrealized appreciation (depreciation) on investments. The Plan's investments appreciated (depreciated) in value as follows:


                                                          YEAR ENDED
                                                --------------------------------
                                                    2004                2003
                                                -------------      -------------
       Mutual funds                             $     381,467      $   1,286,781
       Common collective trusts                        75,189                 --
                                                -------------      -------------
                                                $     456,656      $   1,286,781
                                                =============      =============

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------


4.     RELATED PARTY TRANSACTIONS
       Effective July 1, 2004, the Plan allowed participants to invest in shares of the IMAX Stock Fund. The Fund normally keeps over 95% of the assets in IMAX stock with the remaining assets held in a money market fund. As of December 31, 2004 there were no shares outstanding in the IMAX Stock (Note 8). The balance in IMAX Stock Fund represents money held in a money market account at December 31, 2004.

       During the period from January 1, 2004 through June 30, 2004, certain Plan investments were shares of mutual funds managed by an affiliate of Fidelity, and therefore, these transactions qualify as party-in-interest transactions.

       During the period from July 1, 2004 to December 31, 2004, certain Plan investments were shares of mutual funds and units of commingled trusts managed by an affiliate of ABN ARMO Trust Service Company the trustee and, therefore, these transactions qualify as party-in-interest transactions.

       Loans to participants as of December 31, 2004 and 2003 were $48,002 and $60,652, respectively and are also considered party in interest transactions.

5.     TAX STATUS
       The Internal Revenue Service ("IRS"), issued a favorable determination letter on October 9, 2003 regarding the qualified and tax-exempt status of the Plan under Section 401 and 501 of the Internal Revenue Code. Subsequent to receipt of the favorable determination letter, the Plan was amended. The plan administrator and the Plans tax counsel are of the opinion that the amendments did not affect the qualified and tax-exempt status of the Plan and, accordingly, no provision has been made for income taxes.

       Participants are not subject to federal or state income tax on employer matching contributions and pre-tax participant salary reduction contributions until such contributions are withdrawn or distributed. Participants are also not subject to federal or state income tax on the earnings and appreciation of the assets of the Plan until such amounts are withdrawn or distributed.

6.     DISTRIBUTIONS OF EXCESS PARTICIPANTS CONTRIBUTIONS
       For purposes of complying with the participation and discrimination rules set forth in Section 401(k)(3) of the Internal Revenue Code, certain contributions from "highly compensated" participants were deemed to exceed allowable deferral limits for the year ended December 31, 2004 by $23,797. These excess contributions were refunded during 2005.

7.     NON-EXEMPT TRANSACTIONS
       The Company was not in compliance with Regulation 2510.3-102 of the Department of Labor regarding the timely remittance of employee contributions withheld in February 2004, June 2004, and July 2004 to the Plan. Regulation 2510.3-102 requires that contributions by employees be remitted to the Trustee no later than the 15th business day following the end of the month. The Company remitted the employee contributions for February 2004 in January 2005, for June 2004 in July 2004, and for July 2004 in August 2004, and was therefore not in compliance. At December 31, 2004, $18,000 and $4,700 of employee and employer contributions, respectively, have been recorded as a receivable to the Plan. Included in other receivables as of December 31, 2004 is $2,805 of lost earnings and income due to participants.

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------

8.     UNREGISTERED SALE OF IMAX COMMON STOCK
       The Plan has offered IMAX common stock to participants as an investment option effective July 1, 2004. The stock was required to be registered with the Securities and Exchange Commission prior to offering to participants. The Company filed a Form S-8 to register the shares to be offered under the Plan. The Plan sponsor may be subject to claims for rescission of acquisitions of shares of the Plan sponsor's common stock under applicable securities laws during the one year following the date of acquisition of the shares, the statute of limitations period that the Plan sponsor believes may apply to claims for rescission under applicable federal laws. The prospectus mailed to participants included disclosure of this matter. As of January 23, 2006, there were $2,303 shares of IMAX stock fund held by the Plan.

       RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
       The following is a reconciliation of net assets available for benefits per the financial statements at December 31, 2004 and 2003 to Form 5500:

                                                                       2004            2003
                                                                  -------------    -------------
       Net assets available for benefits per the financial
         statements                                               $   7,276,715    $   6,751,797
       Contributions receivable                                              --          (24,927)
       Accounts payable                                                      --            2,482
                                                                  -------------     ------------
       Net assets available for benefits per the Form 5500        $   7,276,715     $  6,729,352
                                                                  =============     ============

       The following is a reconciliation of total contributions:

                                                                            YEAR ENDED
                                                                   -----------------------------
                                                                       2004            2003
                                                                   -----------      ------------
       Total contributions per the financial statements            $   656,849      $    580,377
       Plus - Contributions receivable - participant                    21,471            13,362
       Plus - Contributions receivable - employer                        3,456                --
       Less - Contributions receivable - participant                        --           (21,471)
       Less - Contributions receivable - employer                           --            (3,456)
                                                                   -----------       -----------
       Total contributions per the Form 5500                       $   681,776       $   568,812
                                                                   ===========       ===========



       The following is a reconciliation of benefits paid:

                                                                     2004               2003
                                                                  -----------        -----------
       Total benefits paid per the financial statements           $   749,971        $   217,162
       Benefits accrued in 2003                                   $     2,482             (2,482)
       Accounts payable in 2004                                            50
                                                                  -----------        -----------
       Total benefits paid per the Form 5500                          752,503        $   214,680
                                                                  ===========        ===========


IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                   DESCRIPTION OF INVESTMENT, INCLUDING         NUMBER
              LENDOR, IDENTITY OF ISSUE,             MATURITY DATE, RATE OF INTEREST,          OF SHARES/       **        CURRENT
  (a)      (b)  BORROWER, OR SIMILAR PARTY        (c) COLLATERAL, PAR OR MATURITY VALUE          UNITS      (d) COST     (e) VALUE
------    ----------------------------------    -----------------------------------------     -----------   --------    -----------

INTEREST BEARING CASH:
   *      ABN AMRO Trust Service Company        IMAX Stock Fund/ABN Amro Money Market                927                 $     927
   *      ABN AMRO Trust Service Company        Liquidity Fund                                        53                        53
                                                                                                                         ---------
                                                                                                                               980

COMMON COLLECTIVE TRUST:
   *      ABN AMRO Trust Service Company                                                         129,865                   737,156
   *      ABN AMRO Trust Service Company        ABN AMRO S&P 500 Index                           172,043                   858,312
                                                                                                                         ---------
                                                                                                                         1,595,468

MUTUAL FUNDS:
   *      ABN AMRO Trust Service Company        ABN AMRO Balanced N                               57,602                   642,240
   *      ABN AMRO Trust Service Company        ABN AMRO Growth N                                 69,334                 1,610,480
   *      ABN AMRO Trust Service Company        ABN AMRO Investment Grade Bond #221               17,544                   165,596
   *      ABN AMRO Trust Service Company        ABN AMRO Mid Cap N                                 4,314                   105,465
   *      ABN AMRO Trust Service Company        American Fundamental Investor R4                     322                    10,390
   *      ABN AMRO Trust Service Company        Calvert Social Investment Equity A                19,562                   678,001
   *      ABN AMRO Trust Service Company        Columbia Acorn Fund Class A                       11,426                   296,946
   *      ABN AMRO Trust Service Company        Evergreen Special Values                          13,738                   379,458
   *      ABN AMRO Trust Service Company        Federated Kaufmann A                               2,673                    14,324
   *      ABN AMRO Trust Service Company        Franklin Mutual Discovery                         10,902                   262,165
   *      ABN AMRO Trust Service Company        Hotchkis & Wiley Mid Cap Value                     4,860                   132,221
   *      ABN AMRO Trust Service Company        MFS International New Discovery A                  2,272                    48,557
   *      ABN AMRO Trust Service Company        MFS Research International A                      45,571                   720,655
   *      ABN AMRO Trust Service Company        PIMCO Real Return Bond A                          18,179                   209,979
   *      ABN AMRO Trust Service Company        Pioneer High Yield A                               8,565                   100,312
   *      ABN AMRO Trust Service Company        RS Partners Fund                                   1,729                    60,112
   *      ABN AMRO trust Service Company        T Rowe Price Spectrum Income                      14,405                   175,562
                                                                                                                         ---------
                                                                                                                         5,612,463

PARTICIPANT LOANS:
   *      Participant Loans                     Qualified participant loans issued
                                                (5% - 5.75%)

                                                Total Investments                                                           48,002
                                                                                                                        ----------
                                                                                                                        $7,256,913
                                                                                                                        ==========


                           *Denotes party-in-interest.

     **Cost omitted for these investments as they are participant-directed.


   The accompanying notes are an integral part of these financial statements.

IMAX CORPORATION 401(K) RETIREMENT PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2004
--------------------------------------------------------------------------------


                                    Total that Constitute Nonexempt Prohibited Transactions
Participant                 ----------------------------------------------------------------------     Total Fully Corrected Under
Contributions               Contributions Not     Contributions Corrected    Contributions Pending     Under VFCP and PTE
Transferred Late to Plan    Corrected             Outside VFCP               Correction in VFCP        2002-51
------------------------    ------------------    -----------------------    --------------------      ----------------------------
$                 65,471                          $                65,471
========================                          =======================


                  Certain participants' contributions of the Plan, for the months of February, June and July of 2004 amounting to $65,471 in total, were not remitted in the month following the pay period in which funds were withheld. Management represents lost earnings, amounting to $2,805, have been added to participant accounts on February 17, 2005. Management also filed Form 5330 and paid related excise taxes. Contributions were properly remitted in 2003.



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